                                                                   EXHIBIT 10.37

[Microsoft Solution Provider logo]


September 27, 1995

Microsoft Corporation
1 Microsoft Way
Redmond, WA 98052

To whom it may concern:

This letter is to verify that the following company's [sic] are Microsoft Solution Provider and Authorized Technical Education Center:

ARIS Corporation at:
     1417 116th Ave NE Bellevue WA
     1750 112th Ave NE Bellevue WA
     15201 NW Greenbriar Pkwy Beaverton OR
     1355 S Colorado Blvd Ste 606 Denver, CO
     3040 Williams Dr Fairfax, VA

If you have any questions regarding the status of this company or the MSP/ATEC program, please contact a customer service representative at 1-800-SOLPROV.

Sincerely,

/s/ Susan Walker

Microsoft MSP/ATEC representative
Microsoft Corporation

     [Microsoft Logo]


     Microsoft Limited
     Microsoft Place
     Winnersh Wokingham
     Berkshire RG41 5TP
     Head Office
     Telephone 01734270 001
     Fax 01734-270 002
     Sales Information 0345-00-2000
     Technical 01734 271 000

To whom it may concern

Oxford Computer Group (now trading as ARIS/Oxford) is a Solution Provider Authorised Technical Education Center (ATEC), and has been since the programme began in the UK, in 1995. The annual application for renewal of the company's ATEC status is being processed at present, and we fully expect it to be passed without question as was the company's recent renewal of its Solution Provider status.

/s/ Sonya Dow

Sonya Dow
Skills Development Manager
Microsoft Ltd UK

Registered office: as above
Registered in England no 1624297 VAT no GB 370 1411 95

MICROSOFT. SOLUTION PROVIDER AGREEMENT

This Microsoft Solution Provider Agreement is between the Microsoft Corporation or such other Microsoft subsidiary, affiliate or related company (~MS") as is specifically identified in the Country Annex, as those terms are defined below, and the Microsoft Solution Provider (the "MSP") identified in the Country Annex and in the Final Invoice (MSP), as those terms are defined below. The terms and conditions of this Agreement shall apply to all business entities authorized as Microsoft Solution Providers (Member Level, Partner Level) and as Authorized Technical Education Centers (MSP-ATEC, MSP-ATEC II).

1. DEFINITIONS:

The following definitions shall apply to this Agreement, the Country Annex, the Site Annex, the MSP Member Program Guide, the Final Invoice (MSP) and to any and all additional annexes and addendums which currently comprise the Agreement (as defined below) or which may at a later date comprise the Agreement:

A. "Products" shall mean such Microsoft software products which the MSP is licensed to use herein, as well as other software products which Microsoft Corporation or an authorized Microsoft subsidiary may, from time to time, license the MSP to use, but excluding any Beta Software (defined below).

B. "Microsoft Solution Provider" shall mean the business entity which has met certain MS established requirements and which provide the Services (defined below).

C. "Services" shall mean the software integration, consulting, custom and turnkey development, technical support and training which the Microsoft Solution Providers may provide to customers.

D. "Sites" shall mean (1 ) separate legal entities controlled by the MSP or together with the MSP are under the common control of a third party, or (2) the additional divisions or offices of the MSP which are not located at the MSP's principal place of business. Unless otherwise provided, the term 'MSP' in this Agreement shall be deemed to include any Sites.

E. "MSP-ATEC" shall mean a Microsoft Solution Provider which MS has approved as an Authorized Technical Education Center and which shall provide the Microsoft Official Curriculum for the MS Courses instructed by Microsoft Certified Trainers as more fully defined and described in the Authorized Technical Education Center Addendum.

F. "MSP-ATEC II" shall mean a Microsoft Solution Provider which MS has approved to be upgraded to the ATEC II level and which must fulfill the additional requirements set forth in the MSP-ATEC II Program Guide.

G. "MSP Partner Level" shall mean the Microsoft Solution Provider which MS has approved to be upgraded to the MSP Partner Level and which must fulfill the additional requirements set forth in the MSP Partner Level Welcome Guide.

H. "Effective Date" shall mean the date of MS's letter of acceptance which shall be delivered within a Welcome Kit to a new MSP or renewing MSP.

I. "MSP Member Program Guide" shall mean the guide which shall identify the specific MSP Member requirements and benefits. The MSP Member Program Guide may, from time to time, be subject to change at MS' sole discretion.

J. "MSP-ATEC Program Guide," "MSP Partner Level Welcome Guide" and "MSP-ATEC II Program Guide" shall all have the meanings defined in the applicable addendums or documents. The MSPATEC Welcome Guide, MSP Partner Level Welcome Guide, and MSP-ATEC II Program Guide may, from time to time, be subject to change at MS' sole discretion.

K. "Identity Kit" shall mean the guidelines governing the use and placement of any and all MSP and/or ATEC program logos. The Identity Kit shall be provided to an approved MSP/ATEC with the applicable Welcome Kit.


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L. "Agreement" shall mean this agreement between MS and the MSP with respect to all terms, conditions, requirements, and benefits appearing herein, including but not limited to, the Site Annex (if applicable), the Country Annex, the MSP Member Program Guide, the ATEC Program Guide, the Final Invoice (MSP), and any other applicable annexes and addendums (e.g., the MSP Partner Level Welcome Guide, and the Authorized Technical Education Center Addendum). The Site Annex, the Country Annex, the MSP Member Program Guide and the Final Invoice (MSP) are attached hereto and incorporated herein by reference.

M. "Term" shall mean the period from the Effective Date to and including December 31 of the same year, and any subsequent one-year renewal terms as described in Section 2 below. For any MSP which is providing services in 1996 as a Microsoft Solution Provider under a Microsoft Solution Provider Agreement, the Effective Date of the initial Term of this Agreement shall not be earlier than January 1, 1997.

N. "Territory" shall mean the territory specifically set forth in the Country Annex.

O. "Microsoft Certified Professional" shall mean the individuals who have been certified by MS, or a third party authorized by MS, as a Microsoft Certified Product Specialist, Microsoft Certified Systems Engineer, Microsoft Certified Solution Developer, Microsoft Certified Trainer, or such other certified professional designations as may be established.

P. "Final Invoice (MSP)" and "Final Invoice (ATEC)" shall mean, respectively, the invoice provided to the MSP which indicates the proper Microsoft Solution Provider fee for the Territory and which requires the MSP to indicate its acceptance of the terms of this Agreement by signing and resuming the invoice to MS or the ATEC invoice which may be sent to an MSP approved as an ATEC pursuant to the ATEC Addendum.

Q. "Beta Software" shall mean the pre-release Territory specific version of certain Microsoft software products together with written documentation and related information.

R. "Beta CD" shall mean a compact disk which MS may, from time to time, deliver to the MSP which shall contain the Beta Software.

S. "Beta Program" shall mean the MS Beta Evaluation Program through which the MSP may receive Beta CDs containing Beta Software.

2. APPOINTMENT

MS hereby appoints the MSP as a non-exclusive Microsoft Solution Provider at the Member Level in the Territory, and the MSP accepts such appointment. Notwithstanding the foregoing, this appointment and this Agreement are conditioned on MS's final approval of any new applicant or renewing MSP, such approval shall be indicated by delivery of MS's letter of acceptance delivered with the Microsoft Solution Provider Welcome Kit. MS' final approval shall be based on MSP's compliance with the objective obligations and requirements of the Microsoft Solution Provider program. The MSP understands and agrees that MS has the right but not the obligation, on a non-exclusive basis, to upgrade the MSP to the MSP Partner Level and/or approve the MSP as an MSP-ATEC or MSP-ATEC II. If the MSP is upgraded to the MSP Partner Level and/or is approved to be an MSP-ATEC or MSPATEC II, then the MSP shall be required to meet certain additional requirements and obligations and shall receive the additional benefits related to such appointments or upgrades.

3. TERM AND TERMINATION

A. Term: This Agreement shall take effect on the Effective Date and, unless earlier terminated as provided herein, shall continue until December 31, 1997. This Agreement shall renew for additional terms of one year each. Both parties agree that this Agreement shall be extended provided that the MSP continues to meet any and all MSP obligations and requirements, including but not limited to, timely payment of any applicable program fees hereto. Any renewal Term is conditioned on MS' final approval, such approval shall be indicated by delivery of MS' letter of acceptance which is contained in the Microsoft Solution Provider Welcome Kit. If renewing MSP does not receive MS' final approval, this Agreement shall expire. Upon expiration or earlier termination of this Agreement, all rights and benefits granted by this Agreement shall revert to MS and the MSP shall immediately cease use of and destroy (i) all internal use and training licenses, (ii) MSDN and TechNet licenses, (iii) if applicable, any licenses granted under the Microsoft Internal Use Product Program, (iv) Beta Software licenses and (v) the Microsoft Solution Provider logo and any other MS logos, and shall cease to represent itself as a Microsoft Solution Provider. Additionally, the MSP shall immediately destroy any and all Beta CDs in the MSP's possession or control. Termination and/or expiration of this Agreement shall immediately terminate the MSP's appointment as an MSP (Partner Level), MSP-ATEC and MSP-ATEC II.

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        1997 Microsoft Solution Provider Agreement (8120/96) 098-66551
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B. Termination Without Cause: Either party shall have the right to terminate this Agreement at any time, without cause and without the intervention of the courts, on the delivery of thirty (30) calendar days' (Japan only: sixty (60) calendar days') prior written notice. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement.

C. Termination With Cause: Without prejudice to MS's other rights or remedies, MS shall have the right to terminate this Agreement immediately in the event of one or more of the following occurrences:

(1) If the MSP breaches any of the terms or conditions of this Agreement, and such breach remains unremedied to MS's satisfaction for thirty (30) calendar days (Japan only: sixty (60) calendar days) after the MSP receives written notice of such breach;

(2) If the MSP makes any assignment for the benefit of creditors, files a petition in bankruptcy, or is adjudged bankrupt or becomes insolvent, or is placed in the hands of a receiver. The equivalent of any of these proceedings or acts, though known and/or designated by some other name or term in the Territory, shall likewise constitute grounds for termination of this Agreement; or

(3) MSP sells, transfers or assigns a significant portion of stock to a third party or enters into any transaction which results in MSP's loss of management control over MSP's organization.

D. Termination of Sites: Upon the expiration or earlier termination of this Agreement, all Sites authorized herein shall also be terminated. Within thirty
(30) calendar days (Japan only: sixty (60) calendar days) from the effective date of any termination or expiration of the Agreement, such Sites may apply independently for authorization to become a Microsoft Solution Provider.

4. MSP SITES

Upon MSP's request, MS may approve the Sites indicated on the Site Annex as additional Microsoft Solution Providers, provided that such Sites are also located in the Territory and each individually meets the MSP Member Level requirements, provided that the MSP shall be responsible for paying the additional fees arising from the addition of each Site. If the Site is a separate legal entity, MSP herein unconditionally and irrevocably guarantees the payment and performance of that Site under the terms and conditions of this Agreement.

5. PAYMENT

During the initial Term and any renewal Terms, the fee for the appointment as a Microsoft Solution Provider under this Agreement shall consist of per annum payments as follows:
A. The Microsoft Solution Provider fee which is the amount determined by the fee schedule set forth in Table 1 of the Final Invoice (MSP); and

B. The Site fee, which will vary depending on the number of sites, is the amount determined by the fee schedule set forth in Table 1 of the Final Invoice (MSP). With respect to any renewing Microsoft Solution Provider, all fees due under this Agreement shall be received by MS by the date indicated in the Member Program Guide for the applicable renewal Term. The MSP understands and agrees that if it is appointed as an ATEC, it shall be required to pay the ATEC fee in a timely manner. Any fee payments shall be submitted without any deduction whether by set-off, counterclaim or otherwise.

6. MSP RESPONSIBILITIES AND OBLIGATIONS

A. Trademarks/Logos/Registered Marks: Nothing in this Agreement shall be construed as granting the MSP with a license to use MS's trademarks, trade names, or logos other than in the following manner: the MSP is a "Microsoft Solution Provider" or as is otherwise indicated in the Microsoft Solution Provider Authorized Technical Education Center Addendum. The specific guidelines concerning the size, placement and use of the Microsoft Solution Provider name and logo are set forth in the Identity Kit. The MSP shall use the appropriate trademark symbol (either "TM" [Standard trademark] or Copyright Symbol [Registered trademark] in a superscript following the Product name) whenever a Product name is mentioned in any advertisement, brochure, or material circulated or published in any form whatsoever by the MSP. The appropriate trademark symbol must be used in conjunction with references to each Product in all the MSP's circulations or publications. MS reserves the right to (1) review and approve all such trademark service names, trade names and logos MSP uses, and (2) to amend any Microsoft trademarks, trade names, service marks or logos and agrees to notify the MSP of any such

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        1997 Microsoft Solution Provider Agreement (8/20196) 098-66551
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B. Termination Without Cause: Either party shall have the right to terminate this Agreement at any time, without cause and without the intervention of the courts, on the delivery of thirty (30) calendar days' (Japan only: sixty (60) calendar days') prior written notice. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement.

C. Termination With Cause: Without prejudice to MS's other rights or remedies, MS shall have the right to terminate this Agreement immediately in the event of one or more of the following occurrences:

(1) If the MSP breaches any of the terms or conditions of this Agreement, and such breach remains unremedied to MS's satisfaction for thirty (30) calendar days (Japan only: sixty (60) calendar days) after the MSP receives written notice of such breach;

(2) If the MSP makes any assignment for the benefit of creditors, files a petition in bankruptcy, or is adjudged bankrupt or becomes insolvent, or is placed in the hands of a receiver. The equivalent of any of these proceedings or acts, though known and/or designated by some other name or term in the Territory, shall likewise constitute grounds for termination of this Agreement; or

(3) MSP sells, transfers or assigns a significant portion of stock to a third party or enters into any transaction which results in MSP's loss of management control over MSP's organization.

D. Termination of Sites: Upon the expiration or earlier termination of this Agreement, all Sites authorized herein shall also be terminated. Within thirty
(30) calendar days (Japan only: sixty (60) calendar days) from the effective date of any termination or expiration of the Agreement, such Sites may apply independently for authorization to become a Microsoft Solution Provider.

4. MSP SITES

Upon MSP's request, MS may approve the Sites indicated on the Site Annex as additional Microsoft Solution Providers, provided that such Sites are also located in the Territory and each individually meets the MSP Member Level requirements, provided that the MSP shall be responsible for paying the additional fees arising from the addition of each Site. If the Site is a separate legal entity, MSP herein unconditionally and irrevocably guarantees the payment and performance of that Site under the terms and conditions of this Agreement.

5. PAYMENT

During the initial Term and any renewal Terms, the fee for the appointment as a Microsoft Solution Provider under this Agreement shall consist of per annum payments as follows:
A. The Microsoft Solution Provider fee which is the amount determined by the fee schedule set forth in Table 1 of the Final Invoice (MSP); and

B. The Site fee, which will vary depending on the number of sites, is the amount determined by the fee schedule set forth in Table 1 of the Final Invoice (MSP). With respect to any renewing Microsoft Solution Provider, all fees due under this Agreement shall be received by MS by the date indicated in the Member Program Guide for the applicable renewal Term. The MSP understands and agrees that if it is appointed as an ATEC, it shall be required to pay the ATEC fee in a timely manner. Any fee payments shall be submitted without any deduction whether by set-off, counterclaim or otherwise.

6. MSP RESPONSIBILITIES AND OBLIGATIONS

A. Trademarks/Logos/Registered Marks: Nothing in this Agreement shall be construed as granting the MSP with a license to use MS's trademarks, trade names, or logos other than in the following manner: the MSP is a Microsoft Solution Provider" or as is otherwise indicated in the Microsoft Solution Provider Authorized Technical Education Center Addendum. The specific guidelines concerning the size, placement and use of the Microsoft Solution Provider name and logo are set forth in the Identity Kit. The MSP shall use the appropriate trademark symbol (either "TM" [Standard trademark] or (C) [Registered trademark] in a superscript following the Product name) whenever a Product name is mentioned in any advertisement, brochure, or material circulated or published in any form whatsoever by the MSP. The appropriate trademark symbol must be used in conjunction with references to each Product in all the MSP's circulations or publications. MS reserves the right to (1 ) review and approve all such trademark service names, trade names and logos MSP uses, and (2) to amend any Microsoft trademarks, trade names, service marks or logos and agrees to notify the MSP of any such

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        1997 Microsoft Solution Provider Agreement (8120/96) 098-66551
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amendments that are relevant to the MSP's business. MSP shall not, at any time, use or register any name, trademark, service mark, logo or symbol which may be confusingly similar to any Microsoft or Microsoft Corporation trademark, trade name, logo, symbol or product name.

B. Reporting: Upon MS's request, the MSP shall provide sales and service reports, using such forms as MS shall from time to time provide, and deliver such reports to MS at the address indicated on the reporting form. The MSP warrants that such reports shall be true and correct to the best of its knowledge and belief.

C. Membership Application and Profile Report: MSP represents and warrants that all the information provided on any registration or application form including, without limitation, its Member Application and/or Profile Report is, in all material respects, true and correct to the best of its knowledge and belief, and warrants that the information will continue to be so during the term of this Agreement unless otherwise notified in writing by MSP to MS. Should there be any changes in such information during the course of this Agreement, MSP agrees to promptly inform MS in writing giving details of such changes.

D. Microsoft Certified Professionals: The MSP understands and agrees that it, at all times, shall employ the number and kind of Maps as set forth in the MSP Member Program Guide and, if applicable, the ATEC Program Guide.

E. Service Estimate: The MSP shall use its best efforts to realize certain percentage of its gross revenue from the provision of the MSP Services. Gross revenues shall be computed from revenues derived from services provided to third parties. The specific percentage referred to above shall be set forth in the MSP Member Program Guide. The estimate shall not include those services, support, training or product distribution provided to any of the MSP's Sites.

F. Piracy: MSP shall use its best efforts to prevent the unauthorized duplication or pirating of the Product and shall take all available steps to protect against piracy and to protect MS's right, title and interest in and to the Product. MSP shall promptly notify MS of any infringement in the Territory of any copyright or of any trademark of MS.

7. MS RESPONSIBILITIES AND OBLIGATIONS

A. MS License Grants for Internal and Marketing Use:

For internal and marketing uses only, MS hereby grants to the MSP, including each Site, a non-exclusive, non-transferable, royalty-free, terminable license to make and use the following:

(1) The number of copies of the Product set forth in the MSP Member Program Guide. In all cases, use of the copies of the Product are subject to the additional terms and conditions of the End User License Agreement, including but not limited to, any limitation and warranties, for the corresponding Product, except that the copies shall not be resold, transferred or assigned to any third party. MS reserves the right to change the Products (and number of copies) licensed above and as may be provided through the Microsoft Internal Use Product Program, from time to time and in its sole discretion; and

(2) The number of copies set forth in the MSP Member Program Guide of the materials contained on the MSDN Level II and TechNet compact disks. The MSP will be provided with updates to one (1) nontransferable set of compact disks to facilitate this. This grant amends the End User License Agreements of MSDN and TechNet; however, the provisions of such End User License Agreements where unamended remain in full force and effect.

B. Training Use Licenses: The MSP, at its sole cost and expense, may offer training to customers on the Product. MS hereby grants the MSP permission to make the number of copies set forth in the MSP Member Program Guide for the sole purpose of providing training on the Microsoft Desktop Product. Training use of the Product is subject to the following conditions: (i) the MSP shall destroy all copies used outside of the MSP location upon completion of on-site training;
(ii) the MSP may only reproduce the Product for which the MSP conducts training classes; (iii) the MSP agrees to be bound by the terms of the Microsoft End User License Agreement for each copy, except that such Product shall not be resold, transferred, or assigned to a third party, (iv) the MSP shall strictly control use of any copies in accordance with the End User License Agreement; and (v) all copies of the Product shall be true and complete copies, including all copyright and trademark notices.

C. Product Support: The MSP shall receive the product support benefits set forth in the MSP Member Program Guide and, if applicable, the ATEC Program Guide.

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D. Advertising Promotional Materials: MS may, in its sole discretion, reference the MSP in advertising and promotional materials in connection with the sale and promotion of the Products. Uses of the MSP's name include, but are not limited to: lists of the MSP's for customer information, advertising of the Microsoft Solution Provider program containing the MSP's name. When a specific advertisement or promotion containing only the MSP's name is planned, MS will obtain the MSP's written permission before such use. MS shall also obtain the MSP's written permission before use of any logo of the MSP. (C)

E. Changes in the MSP Agreement Features: The MSP understands that MS may expand, change the scope or contents of, and/or delete, any benefits offered under the Microsoft Solution Provider program, including but not limited to expanding, changing the scope or contents of and/or deleting the MSP Member Program Guide and, if applicable, the MSP-ATEC Program Guide, MSP Partner Level Welcome Guide, and MSPATEC 11 Program Guide. In the event that MS adversely changes any program features, and should the MSP be dissatisfied with those changes, the MSP may terminate this Agreement in accordance with Section 3.B and will have no other recourse against MS.

8. BETA EVALUATION PROGRAM

MS, at its sole discretion, may periodically provide a Beta CD to the MSP at no additional charge. The MSP understands and agrees that the Beta CD may be used only by the MSP and its employees and that it is not entitled to receive any particular Beta Software or any commercial release version of a MS Software appearing on any Beta CD. The Beta Software provided herein may not contain all features ultimately included in the commercial release version of the software product and may contain features that will disable it at the end of the license period. MS will not provide any product support for the Beta Software. Additionally, the following shall apply:

A. End User License Agreement Coverage: An End User License Agreement in printed and/or electronic form covering each Beta Software product will accompany each Beta CD. The MSP will be entitled to install and use up to three copies per Beta Software. The MSP acknowledges that by using a particular Beta Software product it agrees to the terms and conditions of the End User License Agreement for that product. If the MSP does not agree with the terms and conditions of such the End User License Agreement, the MSP is not authorized to use that product.

B. Confidentiality: The MSP acknowledges and agrees that the Beta Software it receives is proprietary and confidential information of MS and its suppliers and shall be subject to the terms and conditions of the Microsoft Non-Disclosure Agreement signed by the MSP, if any. If the MSP has not signed a Microsoft NonDisclosure Agreement or if the agreement signed is limited in a manner such that it does not cover pre-release software, then this section shall apply. Subject to the exceptions set forth below, the MSP agrees not to disclose or provide the Beta Software or any information the MSP learns about the Beta Software to any third party, nor disclose any such information in a written publication. The MSP may, however, disclose the information under judicial or other governmental order provided that the MSP gives MS reasonable written notice prior to such disclosure and that the MSP complies with any applicable protective order or equivalent. With regard to any versions of the Beta Software for Microsoft (C) Windows(C), Windows NT@, MS-DOS@, and predecessor or successor versions (including products marketed as replacements) of these products, this confidentiality provision shall continue in effect until the earlier of one year from the date that the MSP receives a Beta CD containing any such version(s) or the date the associated information is made public by MS. For versions of any other Beta Software, this confidentiality provision will continue in effect until the earlier of three years from the date the MSP receives a Beta CD containing such software or the date the associated information is made public by MS. This confidentiality obligation applies only to Beta CDs and the associated Beta Software that the MSP receives under the terms of this Agreement.

9. AUDIT

During the Term, MS and/or its designated representatives, shall have full access to the MSP's pertinent books and records and shall have the right to make copies of such materials as is reasonable to verify the MSP's compliance with this Agreement. The MS shall conduct such audits during the MSP's normal business hours and, from time to time, as the MS deems necessary.

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10. CONFIDENTIALITY

Except as otherwise provided herein, each party expressly undertakes to retain in confidence all information and know-how transmitted to the other that the disclosing party has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential, and expressly undertakes to make no use of such information and know-how except under the terms and during the existence of this Agreement. However, neither party shall have an obligation to maintain the confidentiality of information that (i) it received rightfully from a third party prior to its receipt from the disclosing party; (ii) the disclosing party has disclosed to a third party without any obligation to maintain such information in confidence; or (iii) is independently developed by the obligated party. Further, either party may disclose confidential information as required by governmental or judicial order, provided such party gives the other party prompt written notice prior to such disclosure and complies with any protective order (or equivalent) imposed on such disclosure. Each party shall treat all MS product adaptation materials as confidential information and shall not disclose, disseminate, or distribute such materials to any third party without the other's prior written permission. Each party's obligation under this Section shall extend to the earlier of such time as the information protected hereby falls into the public domain through no fault of the obligated party or three (3) years following termination or expiration of this Agreement.

11. NEW PRODUCTS

Notwithstanding any other provisions of this Agreement, MS may elect at any time during the term of the Agreement to announce new MS products to which the terms and conditions of this Agreement may not apply. New versions, updates, and maintenance releases of existing titles are not considered new MS products.

12. WARRANTIES/LIMITED WARRANTIES A. MS WARRANTIES

EXCEPT FOR ANY LIMITED WARRANTIES PROVIDED IN ANY APPLICABLE END USER LICENSE AGREEMENT AND AS MAY BE OTHERWISE PROVIDED HEREIN, THE PRODUCTS AND ANY OTHER SERVICES, MATERIALS AND PRODUCTS PROVIDED BY MS TO MSP, ARE PROVIDED 'AS IS' WITHOUT WARRANTY OR CONDITION OF ANY KIND. MS SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, ACCIDENTAL, SPECIAL, PUNITIVE, AND INDIRECT DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING FROM ANY SOFTWARE OR SERVICES PROVIDED BY MS PURSUANT TO THIS AGREEMENT. TO THE FULLEST EXTENT OF APPLICABLE LAW, MS, DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT, OR THAT THE OPERATION OF ANY SERVICES, MATERIALS, OR SOFTWARE FURNISHED HEREUNDER WILL BE UNINTERRUPTED, ERROR-FREE OR VIRUS-FREE. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO THE MSP. THE LIMITED WARRANTIES AND CONDITION REFERENCED ABOVE GIVE MSP SPECIFIC LEGAL RIGHTS. MSP MAY HAVE OTHERS, WHICH VARY FROM JURISDICTION TO JURISDICTION. Neither MSP nor any of its employees or agents shall have the right to make any representation, warranty, or promise or give any instructions for use of the Product which instruction is not contained on the Product label or container, or authorized by Microsoft Corporation.

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B. MSP WARRANTIES

MSP hereby represents and warrants to MS as follows:

(1) It will comply with its plans developed pursuant to Section 6(c) above and that it will achieve the aims and objectives set out in that document.

(2) It warrants that all activities undertaken by it as a Microsoft Solution Provider, including any and all services offered or provided by it under that designation, shall be provided with due care and skill and in a manner which will not in any way, directly or indirectly, bring that designation or any other designation, name or mark with which MS is associated into disrepute. Without limitation to the foregoing, MSP shall in particular ensure that any end user complaint in respect of a product or service shall be dealt with in a reasonable manner. In this regard MSP shall be deemed to have acted reasonably in respect of any such complaint if it responds promptly and in good faith to any such complaint and assists MS to honor the terms and conditions of the End User License Agreement applicable to the Product which is the subject of any such complaint.

(3) It hereby agrees to defend, indemnify and hold MS, its successors and their parents, subsidiaries and affiliates and their employees, officers and directors, harmless from and against any loss, damage, costs or expenses (including reasonable attorney's fees) arising out of or in any way connected with the performance of the services or from the MSP's (or any of its agents or employees) acts or omissions in connection with this Agreement.

13. LIMITATION OF LIABILITY

Subject to applicable law, neither MS nor anyone else who has been involved in the creation, production, or delivery of the Product or services that are the subject of this Agreement shall be liable for any direct, indirect, consequential or incidental damages (including damages for loss of business profits, business interruption, loss of business information, and the like) arising out of the use or inability to use the MS Product, or provision of, or failure to provide, support, even if MS has been advised of the possibility of such damages. Because some jurisdictions do not allow the exclusion or limitation of indirect, consequential or incidental damages, the above limitation may not apply. In any event, except as otherwise provided by law, the liability of MS or its suppliers, whether for negligence, breach of contract, breach of warranty, or otherwise, shall, in the aggregate, not exceed the amount paid to MS by the MSP hereunder.

14. GENERAL

A. Except as otherwise provided, all notices, authorizations, and requests in connection with this Agreement shall be in writing and shall be deemed received two (2) business days after transmission by facsimile, five business days after being deposited in the mail (prepaid) for delivery in the same country, or ten business days after being deposited in the mail (prepaid) for delivery between different countries, at the addresses set forth in the Final Invoice (MSP) or to such other address as the party to receive the notice so designates by written notice to the other.

B. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous communications including all prior and current Microsoft Solution Provider Agreements. Except as otherwise provided herein, this Agreement shall only be modified as provided herein or by a written agreement dated subsequent to the Effective Date and signed by the authorized representatives of both parties. The parties understand and agree that with respect to any upgrade to the MSP Partner Level or to the MSP-ATEC 11 which may occur during the Term, the MSP shall be advised in writing of the additional benefits and requirements of such programs and shall acknowledge and agree to be bound to such additional requirements by breaking the seal on the Partner Welcome Kit or the MSP-ATEC 11 Welcome Kit, whichever applies.

C. This Agreement shall be governed by the laws of the country in which the MSP has its principal place of business. If either MS or the MSP employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

D. If a particular provision of this Agreement is terminated or held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, this Agreement shall remain in full force and effect as to the remaining provisions.

        1997 Microsoft Solution Provider Agreement (8/20/96) 098-66551

E. No waiver of any breach of any provisions of this Agreement shall constitute a waiver of any prior concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

F. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, franchise or agency relationship.

G. The MSP agrees that it shall inform its customers that the MSP is an independent business from MS, and shall not hold itself out as an agent of MS, or attempt to bind MS to any third party agreement.

H. Sections 8B, 10, 12, and 13 shall survive the expiration or-earlier termination of this Agreement.

1. This Agreement, and any rights or obligations hereunder, shall not be assigned, sublicensed, or sub-contracted by the MSP, without MS's prior written consent.

J. TO AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, THE SITE ANNEX (IF APPLICABLE), THE COUNTRY ANNEX, THE MSP MEMBER PROGRAM GUIDE, THE FINAL INVOICE (MSP) AND ANY OTHER APPLICABLE ANNEXES AND ADDENDUMS (E.G., THE AUTHORIZED TECHNICAL EDUCATION CENTER ADDENDUM), AN AUTHORIZED REPRESENTATIVE OF THE MSP MUST COMPLETE ALL REQUIRED INFORMATION AND SIGN, DATE, AND RETURN TO MS A PAPER COPY OF THE FINAL INVOICE (MSP) AND THE SITE ANNEX (IF APPLICABLE) TOGETHER WITH A PAYMENT FOR THE APPROPRIATE FEES.

 . NOTE THAT NO BINDING AGREEMENT IS FORMED UNTIL MS HAS FINALLY APPROVED MSP AS A MICROSOFT SOLUTION PROVIDER. IN ADDITION, NOTE THAT NEITHER THE CASHING OF THE MSP'S CHECK, NOR ACCEPTANCE OF PAYMENT OF FEES IN ANY MANNER WHATSOEVER, SHALL BE CONSIDERED "ACCEPTANCE" OF THESE AGREEMENTS BY MS. MS'S APPROVAL SHALL BE INDICATED BY MS' WRITTEN LETTER OF ACCEPTANCE WHICH SHALL BE SENT TO A NEW OR RENEWING MSP WITHIN A WELCOME KIT.

 . NOTE THAT IN EUROPE, THE MSP INVOICE WILL BE DELIVERED TO THE APPLICANT OR RENEWING MSP AFTER THE BODY OF THIS AGREEMENT HAS BEEN RECEIVED.
Remember, Your Signature On The Final Invoice (MSP) Indicates Your Acceptance Of The Terms And Conditions Of This Agreement. Keep This Agreement For Your Records.

        1997 Microsoft Solution Provider Agreement (8120/96) 098-66551

Country Annex Microsoft Solution Provider Agreement MSP/ATEC

The terms and conditions set forth herein are incorporated by reference into the Microsoft Solution Provider Core Terms and Conditions. To the extent any terms set forth in this Country Annex are in conflict with the Core Terms and Conditions, the terms set forth herein shall govern.

MICROSOFT ENTITY: [ENTER THE MS CORPORATE/SUB LEGAL NAME AND ADDRESS]
TERRITORY:

For the purposes of this Agreement, the Territory shall be the country in which the MSP is located. Notwithstanding the foregoing, if an MSP is located in the United States or Canada, its Territory shall be deemed to be both the United States and Canada. As used herein, "United States" shall mean the continental states and Hawaii.

COUNTRY SPECIFIC LEGAL TERMS

     .    UNITED STATES AND CANADA: The terms and conditions set forth below shall be added and
shall only apply to the Agreement in force in the United States and Canada:

SECTION 14(1): The following sentence is added to the end of this Section: It is the express wish of the parties that this Agreement and all related documents be drawn up in English. C'est la volente expresse des parties que la presente convention ainsi que les documents qui s'y rattachent soient rediges en anglais.

     2. AUSTRALIA: The terms and conditions set forth below shall be added and shall only apply to the
Agreement in force in Australia:

     SECTION 2: The following sentence is added to the end of this Section:
Copyright Symbol It is an added condition of this Agreement that MSP comply at all times for the duration of this Agreement with all criteria for the appointment of Microsoft Solution Providers issued from time to time by Microsoft and in particular, without limitation, any criteria as to net revenue flowing to MS arising out of MSPs appointment hereunder. Additionally, all Sites must meet those same criteria for the appointment of Microsoft Solution Providers."

     SECTION 12A: The following sentence is added after the second sentence of this Section: "TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, SUBJECT TO
SECTION 7 AND ADDITIONALLY TO ANY PROVISION OF THIS AGREEMENT, THE LIMITED WARRANTIES GIVEN BY MS IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY."

     SECTION 14: A new subsection (L) is added at the end of Section 14:

Notwithstanding Sections 12A and 13 or any other provision of this Agreement, if anything arising out of or connected with this Agreement constitutes a supply of goods or services to a consumer, then Company may have the benefit of certain rights or remedies pursuant to the Trade Practices Act and similar state and territory laws in Australia, in respect of which liability may not be excluded or restricted and nothing in this Agreement will have the effect of so excluding or restricting those rights or remedies. Insofar as such liability may not be excluded, then to the maximum extent permitted by law such liability is limited, at MS' exclusive option, in the case of Services, either by supplying the services again or the payment of the cost of having the services supplied again and in the case of goods, to either (a) replacement of the goods; or 8 correction of defects in the goods.

      1997 Microsoft Solution Provider Agreement Country Annex 098-66551

     SECTION 14: A new subsection (M) is added at the end of Section 14:

NOTHING IN THIS AGREEMENT IS INTENDED TO PREJUDICE, OR HAVE THE EFFECT OF PREJUDICING, ANY RIGHTS MSP MAY HAVE UNDER AUSTRALIAN LAW OR OF THE STATES OF AUSTRALIA WHICH CANNOT LEGALLY BE EXCLUDED OR RESTRICTED AND THE TERMS OF THIS AGREEMENT MUST BE READ ACCORDINGLY.

** Copyright Symbol Copyright Symbol

     3. PEOPLE'S REPUBLIC OF CHINA: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in the People's Republic of China.

     SECTION 1 (H): This Section is revised to read as follows: "'Effective Date' shall mean the date on which the appropriate subdivision of the Ministry of Foreign Trade and Economic Cooperation validly issues to MSP a Certificate of Registration and Entry into Effect of a Technology and/or Equipment Contract (the "Certificate") pursuant to the Provisional Measures for the Administration of Trade in Connection with the Import of Technology and Equipment."

     SECTION 2: The following is added before the period of the second sentence of Section 2: "and is further subject to the issuance of the Certificate by the local subdivision of the Ministry of Foreign Trade and Economic Cooperation pursuant to the Provisional Measures for the Administration of Trade in Connection with the Import of Technology and Equipment"

     SECTION 4: The following is added before the period of the last sentence of
Section 4: "and MSP shall ensure that the Certificate is issued in the name of both itself and the Site."

     SECTION 5: The following language is added at the end of Section 5: "MSP is solely responsible for compliance with all foreign exchange formalities of the People's Republic of China for the overseas remittance ail fees due and payable to MS, and failure to obtain any requisite governmental approval for the remittance of foreign exchange shall not release MSP of its obligations hereunder. In the event that MSP fails to pay fees on the date set forth hereunder, MSP shall be liable to pay simple interest to MSP on the deficit from the time due until the time paid at [two percent (2%)] above the average of the six month LIBOR for United States dollars during the period of default."

     SECTION 6(A): The following language is added at the end of Section 6(A):
"As more fully described in the Identity Kit, MSP shall be obliged to comply with ail recorded formalities as a trademark licensee under the applicable laws of the People's Republic of China."

     SECTION 12: A new subsection (C) is added at the end of Section 12: "MSP hereby represents and warrants to MS at the time of the execution of this Agreement and during the term of this Agreement:

(1) It is validly established as an enterprise legal person under the laws of the People's Republic of China;

(2) It has been issued a business license which will be valid throughout the term of this Agreement;

(3) The scope of business set forth on its business license is consistent with the activities which it will undertake under this Agreement;

(4) It has been established with sufficient registered capital to assume the obligations set out under this Agreement;

(5) It has authority to directly enter into and perform foreign economic contracts;

(6) Its legal representative or a person validly authorized in writing by the legal representative has signed this Agreement, and

(7) Each of the foregoing representations and warranties are true in respect of any Affiliate which will provide a Site.

      1997 Microsoft Solution Provider Agreement Country Annex 098-66551

MSP further covenants that it shall comply with all regulatory requirements under the Provisional Measures for the Administration of Trade in Connection with the Import of Technology and Equipment, including, but not limited to, the procurement of the Certificate, the issuance of which is a precondition for the effectiveness of this Agreement, and shall promptly send a copy of the Certificate to MS upon its issuance."

     SECTION 14(B): The following replaces the last sentence of this Section:
"The parties understand and agree that with respect to any upgrade to the MSP Partner Level or to the MSP-ATEC II which may occur during the Term the MSP shall acknowledge and agree to be bound to such additional requirements by executing a written acknowledgment, obtaining a Certificate in respect of the upgrade and resuming a copy of the written acknowledgment and the Certificate to MS."

     SECTION 14(C): The following is added between the first and second sentences of this Section: "If a dispute arises in connection with the interpretation or implementation of this Agreement, either Party may submit the dispute for arbitration to the Singapore International Arbitration Centre for final decision pursuant to the provisions of the Arbitration Rules of that Centre. The tribunal shall consist of three arbitrators, with each of MS and MSP appointing one (1 ) arbitrator. The third arbitrator shall be appointed by the president of the Arbitration Centre and shall serve as chairman of the panel. "

     SECTION 14(D): The following is added at the end of this Section: "Without limiting the generality of the foregoing, the parties hereby agree that in the event of any dispute concerning the enforceability of this Agreement, Section 3 of this Country Annex and Section 12(C) shall be interpreted as an independent agreement between the parties."

     SECTION 14(J): The following replaces the bold print sentences at the end of this Section: "NOTE THAT NO BINDING AGREEMENT IS FORMED UNTIL MS HAS FINALLY APPROVED IN WRITING MSP AS A MICROSOFT SOLUTION PROVIDER AND THE CERTIFICATE HAS BEEN ISSUED BY THE LOCAL SUBDIVISION OF THE MINISTRY OF FOREIGN TRADE AND ECONOMIC COOPERATION. MS'S WRITTEN APPROVAL SHALL BE SENT TO MSP BY ORDINARY MAIL. "

*******

     4.   INDONESIA

     SECTION 3: A new subsection (E) shall be added as to this Section:

     To the extent necessary to implement the termination provisions of this Agreement, each of the parties hereby waives any right or obligation, it or the other party may have under any applicable law or regulation, including without limitation Article 1266 of the Indonesian Civil Code, to request or obtain the approval, order, decision or judgment of any court to terminate this Agreement.

     SECTION 14(1): The following language shall be added to Section 14(H): "It is the express wish of the parties that this Agreement and all related documents be drawn up in English."

      1997 Microsoft Solution Provider Agreement Country Annex 098-66551

Microsoft. Authorized Technical Education Center Addendum Microsoft Solution Provider Agreement

This addendum (the "ATEC Addendum") is between the Microsoft Corporation or such other Microsoft subsidiary, affiliate or related company ("MS") as is specifically identified in the Country Annex to the Microsoft Solution Provider Agreement and the Microsoft Solution Provider Authorized Technical Education Center identified in the Final Invoice (ATEC) (the "MSP-ATEC"). This Addendum forms part of the Agreement between Microsoft and MSP-ATEC.

In consideration of the mutual promises contained herein, the parties agree as follows:

1. DEFINITIONS

The MSP-ATEC understands and agrees that the defined terms appearing in the Agreement shall also apply to this ATEC Addendum and any attachments hereto. Additionally, the following terms shall have the definitions set forth below:

A. "ATEC Site" shall mean the sites which have already met the MS qualifications for designation as an MSP Site, and which now meet the MS qualifications for designation as a site providing ATEC services. The ATEC Sites shall be listed in the ATEC Site Annex, attached hereto and incorporated herein by reference. Unless otherwise provided herein, the term MSP-ATEC shall be deemed to include any ATEC Sites. Except as otherwise provide herein, ATEC Sites must be owned or leased by the MSP-ATEC;

B. "Ed Forum" shall mean the monthly Education Forum newsletter published by MS containing news, updates, schedules, pricing, and other news regarding MSP-ATEC Education and Certification.

C. "Trainer" means an individual who has successfully completed the MS Trainer course and possesses Microsoft Certified Trainer certification for the specific Microsoft Official Curriculum, defined below.

D. "Students" shall mean all persons, excluding any Trainer, attending the MS Courses, including but not limited to students auditing the course or MS representatives.
E. "Trainer-led Course Materials" shall mean written materials developed by MS designed for delivering Microsoft Courses taught by a Trainer within a classroom environment.

F. "MS Course(s)" means any Trainer-led course(s) offered in a classroom environment, Microsoft Online Institute (MOLI) or MS Self-Paced courses utilizing the MOC, defined below.

G. "Microsoft Official Curriculum" or "MOC" shall mean the written course materials which MS has developed relating to systems, support and developer training for computer professionals, including but not limited to Trainer-led Course Materials and MS Self-Paced Course Materials.

H. Supplemental Materials" shall mean the written course materials created by the MSP-ATEC to supplement the MOC.

1. "MS Self-Paced Course Materials" shall mean the Microsoft Official Curriculum designed for individual use outside of the classroom.

J. "MSP-ATEC Program Guide" means the then-current issue of the guide which shall identify the specific MSP-ATEC requirements and benefits. The MSP-ATEC Program Guide is attached hereto and incorporated herein by reference. If any conflicts in terms exist between this ATEC Addendum and the MSPATEC Program Guide, the ATEC Addendum shall govern. The MSP-ATEC Program Guide may, from time to time, be subject to change.

K. MCP Logos" shall mean the Microsoft Certified Professional logos which shall be used as instructed in the Identity Kit.

1997 Microsoft Solution Provider Agreement (8120/96) 1997 Microsoft ATEC Addendum (10/17/96) 1096 098 66709

L. "ATEC Effective Date" shall mean the date of MS's letter of acceptance which shall be delivered within a Welcome Kit to a new or renewing MSP-ATEC.

2. APPOINTMENT

MS has appointed the MSP-ATEC as a non-exclusive Microsoft Solution Provider Authorized Technical Education Center in the Territory, and the MSP-ATEC represents and warrants that it is currently an MSP in good standing and that it accepts such appointment. MSP-ATEC shall teach MS Courses according to Section 6.C. below and any additional guidelines set forth in the MSP-ATEC Program Guide and shall sell at retail the MOC required for MS Self-Paced Courses all in accordance with any additional guidelines set forth in the MSP-ATEC Program Guide.

3. TERM AND TERMINATION

A. Term: This ATEC Addendum shall take effect on the ATEC Effective Date and, unless earlier terminated as provided herein, shall continue until December 31, 1997. This ATEC Addendum shall renew for additional terms of one year. Both parties agree that this Addendum shall be extended provided that the MSPATEC continues to meet any and all MSP-ATEC obligations and requirements, including but not limited to, timely payment of any applicable program fees. Any renewal Term is conditioned on MS' final approval, such approval shall be indicated by delivery of MS' letter of acceptance which is contained in the Microsoft Solution Provider Authorized Technical Education Center Welcome Kit. If the renewing MSP-ATEC does not receive MS' final approval, this Addendum shall expire. Upon expiration or earlier termination of this ATEC Addendum, all rights and benefits granted by this ATEC Addendum shall revert to MS and the MSP-ATEC
(1) shall immediately cease use of and destroy all MOC, (2) immediately cease use of the Microsoft Solution Provider Authorized Technical Education Center logo and any other MS logos, (3) delete any Microsoft software which has been licensed and loaded into MSP-ATEC hardware pursuant to Section 8 below and (4) shall cease to represent itself as a Microsoft Solution Provider Authorized Technical Education Center. Termination and/or expiration of the Agreement shall immediately terminate the MSP-ATEC's appointment as an Microsoft Solution Provider Authorized Technical Education Center.

B. Termination Without Cause: Either party shall have the right to terminate this ATEC Addendum at any time, without cause and without the intervention of the courts, on the delivery of thirty (30) calendar days' (Japan only: sixty
(60) calendar days') prior written notice. Neither parry shall be responsible to the other for any costs or damages resulting from the termination of this ATEC Addendum.

C. Termination With Cause: Without prejudice to MS's other rights or remedies, MS shall have the right to terminate this ATEC Addendum immediately in the event of one or more of the following occurrences:

(1) If the MSP-ATEC breaches any of the terms or conditions of this ATEC Addendum, and such breach remains unremedied to MS's satisfaction for thirty
(30) calendar days (Japan only: sixty (60) calendar days') after the MSP-ATEC receives written notice of such breach;

(2) If the MSP-ATEC makes any assignment for the benefit of creditors, files a petition in bankruptcy, or is adjudged bankrupt or becomes insolvent, or is placed in the hands of a receiver. The equivalent of any of these proceedings or acts, though known and/or designated by some other name or term in the Territory, shall likewise constitute grounds for termination of this ATEC Addendum; or

D. Termination of Sites: Upon the expiration or earlier termination of this ATEC Addendum, all ATEC Sites authorized herein shall also be terminated.

1997 Microsoft Solution Provider Agreement (8120196) 1997 Microsoft ATEC Addendum (10/17/96) 1096 098-66709

4. MSP-ATEC SITES

Upon MSP-ATEC's request, MS may approve the ATEC Sites indicated on the ATEC Site Annex as additional Microsoft Solution Provider Authorized Technical Education Centers, provided that such ATEC Sites are also located in the Territory and are currently MSP Sites. If-the ATEC Site is a separate legal entity, the MSPATEC hereby unconditionally and irrevocably guarantees the payment and performance of that Site under the terms and conditions of this ATEC Addendum.

5. PAYMENT

During the Term and any renewal Term, the fee for the membership as a Microsoft Solution Provider Authorized Technical Education Center under this ATEC Addendum shall consist of per annum payments as follows:

A. The ATEC fee which is the amount determined by the fee schedule set forth in Table 1 of the Final Invoice (ATEC); and

B. The ATEC Site fee which will vary depending on the number of ATEC Sites, and which amount is determined by the fee schedule set forth in Table 1 of the Final Invoice (ATEC).

With respect to any renewing Microsoft Solution Provider Authorized Technical Education Center, all fees due under this Addendum shall be received by MS by the date indicated in the Program Guide for the applicable renewal Term Any fee payments shall be submitted without any deduction whether by set-off, counterclaim or otherwise.

6. MSP-ATEC RIGHTS AND OBLIGATIONS

A. Trademarks/Logos/Registered Marks: Nothing in this Addendum shall be construed as granting the MSP-ATEC any license to use MS's trademarks, trade names, or logos. MS does authorize MSPATEC to use the MCP Logos and the phrases Microsoft Solution Provider Authorized Technical Education Center" and Microsoft Official Curriculum" pursuant to the specific guidelines concerning the size and placement set forth in the applicable Identity Kit. MS reserves the right to (1) review and approve MSP-ATEC's use of such phrases and MCP Logos, and (2) to amend any MCP Logos and phrases. MS agrees to notify the MSP-ATEC of any such amendments that are relevant to the MSP-ATEC's business. MSP-ATEC shall not, at any time, use or register any name, trademark, service mark, logo or symbol which may be confusingly similar to any Microsoft or Microsoft Corporation trademark, trade name, logo, symbol or product name.

B. Business Plan: MSP-ATEC shall provide a written business plan concerning technical training, on an annual basis. Such business plan shall be due upon the commencement of each Term, and at such additional times as may be reasonably required by MS.

C. MS Courses:

(1) Within three (3) months of its authorization as a Microsoft Solution Provider Authorized Technical Education Center, MSP-ATEC must have and maintain during the Term a minimum number of Trainers for each ATEC Site as set forth in the MSP-ATEC Program Guide. MSP-ATEC may also use contractor (third-party) Trainers as long as MSP-ATEC has a written agreement with such contractor sufficient to protect the rights of MS as are set forth herein. MS shall be considered a third-party beneficiary to any such third party agreement. MS Courses may be taught only by Trainers at ATEC Sites, customer locations (at the customer's request) and at such other locations which have been previously approved in writing by MS. Any and all locations where the MS Courses are taught by Trainers must meet the Equipment Configuration and Facilities requirements set forth in the MSP-ATEC Program Guide. No audio or video taping, or any other form of recording of the MS Courses is allowed, except where such recordings are used by the MSP-ATEC to assure quality control.

1997 Microsoft Solution Provider Agreement (8120196) 1997 Microsoft ATEC Addendum (10/17196) 1096 O98-66709

(2) MSP-ATEC shall comply with the requirements as set forth in the MSP-ATEC Program Guide concerning the number of Students which must be trained per calendar quarter, per ATEC Site. MSP-ATEC shall issue a Microsoft-provided 'Certificate of Completion' to each Student who successfully completes an MS Course.

(3) MSP-ATEC shall comply with the requirements concerning the number and kind of MS Courses which must be offered per calendar quarter, per ATEC Site as such requirements are set forth in the MSP-ATEC Program Guide.

(4) MSP-ATEC shall provide student course evaluation forms to all course participants, and shall forward such forms to MS. Additional requirements concerning the student course evaluation forms may be found in the MSP-ATEC Program Guide.

D. Membership Application and Profile Report: MSP-ATEC represents and warrants that all the information provided on any registration or application form including, without limitation, its ATEC Application and/or Profile Report is, in all material respects, true and correct to the best of its knowledge and belief, and warrants that the information will continue to be so during the term of this ATEC Addendum unless otherwise notified in writing by MSP-ATEC to MS. Should there be any changes in such information during the course of this ATEC Addendum, MSP-ATEC agrees to promptly inform MS in writing, giving details of such changes.

E. Microsoft Official Curriculum:

(1) MSP-ATEC must use MOC when it teaches any MS Course for any Product or technology for a Product. If MS has not developed MOC for a course on a particular Product or technology, MSP-ATEC is free to develop its own courseware and offer courses on said Microsoft Product or technology; however, it shall not offer these courses under the title "MS Course." Notwithstanding the foregoing, MSPATEC may use Supplemental Materials in conjunction with the MOC so long as the Supplemental Materials are clearly identified as such. MSP-ATEC shall retain ownership of such Supplemental Materials.

(2) The phrase "Microsoft Official Curriculum" may be used in advertising, marketing materials to identify courses which use MOC only or MOC and Supplemental Materials. Specific guidelines concerning the use of the above terms are set forth in the MSP-ATEC Program Guide.

(3) MSP-ATEC shall not translate any portion of MOC or any associated documentation into any other language without the prior written permission of MS. MSP-ATEC shall not copy, modify, merge, reproduce, reverse engineer, or disassemble MOC.

     - F. Hardware Requirement: MSP-ATEC and each ATEC Site must provide a personal computer for each Student attending an MS Course as specified in the MSP-ATEC Program Guide or MOC Trainer material. The MSP-ATEC and each ATEC Site must also acquire and maintain such additional hardware, software, and audio-visual equipment as is outlined in the MSP-ATEC Program Guide.

7. REVISIONS AND UPGRADES

If MS makes material revisions which involve upgrades or new versions of the Products, MS shall notify MSPATEC via the Ed Forum. To teach the new or updated MS Course, MS may require Trainers to complete one or more of the following Trainer certification requirements: attend the appropriate MS Course, pass the Microsoft certification exam on the revised Product, and/or purchase the new Microsoft Trainer Kit. MSPATEC shall pay the cost of registration, travel and lodging to attend the applicable training. Further information relating to this issue may be located in the MSP-ATEC Program Guide.

1997 Microsoft Solution Provider Agreement (8/20/96) 1997 Microsoft ATEC Addendum (10117/96) 1 096 098-66709

8. LICENSES

A. MOC and MS Courses: MS grants to MSP-ATEC a non-exclusive, royalty-free license to offer MS Courses on the Products to third parties using MOC. Such MS Courses may be taught and attended only within the Territory and only at the locations set forth in Section 6.C above. The MOC may only be used for the purpose of teaching the MS Courses, and not for any other purpose. Except as set forth above, MS does not grant to MSP-ATEC any right title or interest in any copyright, trademark-or service mark relating to the MOC.

B. Training Use Licenses: The following Subsection replaces in its entirety
Section 7.B regarding Training Use Licenses in the Agreement. In the event that MSP-ATEC requires the use of any Microsoft software which is the subject of any MS Course, and provided MSP-ATEC has at least one legally acquired packaged copy of the Microsoft software, MSP-ATEC may make copies of such Microsoft software for use at each ATEC Site for such MS Course, subject to the following conditions:

(1) MSP-ATEC's use of the Microsoft software shall at all times be governed by the terms of the accompanying End User License Agreement, except that MS hereby grants to MSP-ATEC the right to reproduce 100 copies or one copy of the Microsoft software for each Student attending the MS Course, by installing one copy of the Microsoft software onto the hard disk of each Student's computer, whichever is the lesser. Such copies of the Microsoft software shall be used only by a Student during the MS Course.

(2) The additional rights granted by this Section shall cease and MSP-ATEC shall immediately delete all Microsoft software from the hard disks of the computers certify in writing that no such copies exist.

(3) MSP-ATEC may continue to use the original packaged copy to the Microsoft Software pursuant to the terms of the End User License Agreement. All copies of the Microsoft software shall be true and complete copies, including all copyright and trademark notices. No copies of the Microsoft software may be resold nor transferred to a third party.

9. MARKETING

A. Any print or other media marketing and promotional materials which MSP-ATEC creates using Microsoft Trademarks, including but not limited to, use of the phrase "Microsoft Solution Provider Authorized Technical Education Center" or "Microsoft Official Curriculum," are subject to MS's prior approval. Such materials must be submitted to the local Microsoft Education and Certification Manager or Microsoft Education and Certification Field Representative identified in the MSP-ATEC Program Guide. MSP-ATEC shall use best efforts to include Microsoft Solution Provider Authorized Technical Education Center, Microsoft Certified Professional, and Microsoft Official Curriculum "branding" in its and promotional materials. MSP-ATEC shall clearly state in all advertising, promotional and other written materials that the MS Courses are taught independently by MSP-ATEC, and that MSP-ATEC is an independent entity from Microsoft. MSP-ATEC shall not represent that MS assumes any responsibility for the quality of MSP-ATEC's instruction received.

B. MSP-ATEC is responsible for marketing and advertising MS Courses. During the Term, MSP-ATEC shall submit, as outlined in the MSP-ATEC Program Guide, current course schedules to its local Microsoft Education and Certification Manager.

10. WARRANTIES/LIMITED WARRANTIES

MICROSOFT OFFICIAL CURRICULUM AND ANY INSTRUCTOR/TRAINER GUIDEBOOKS OR LAB DISKETTES ARE PROVIDED "AS IS" WITHOUT WARRANTY OR CONDITION OF ANY KIND. TO THE FULLEST EXTENT OF APPLICABLE LAW, MS DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR

1997 Microsoft Solution Provider Agreement (8120/96) 1997 Microsoft ATEC Addendum (10/17/96) 1096 098-66709

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

PURPOSE, AND TITLE, OR THAT THE OPERATION OF ANY SERVICES, MATERIALS, OR SOFTWARE FURNISHED HEREUNDER, WILL BE UNINTERRUPTED, ERROR-FREE, OR VIRUS FREE. MS SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE, AND INDIRECT DAMAGES WHATSOEVER INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THE USE OF OR INABILITY TO USE THE MICROSOFT OFFICIAL CURRICULUM, INSTRUCTOR/TRAINER GUIDEBOOKS OR LAB DISKETTES, EVEN IF MS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSIONS MAY NOT APPLY TO THE MSP-ATEC. THE LIMITED WARRANTIES AND CONDITION REFERENCED ABOVE GIVE MSP-ATEC SPECIFIC LEGAL Copyright Symbol RIGHTS. Neither MSP-ATEC nor any of its employees or agents shall have the right to make any representation, warranty, or promise or give any instructions for use of the MOC which have not been authorized by MS.

11. INDEMNIFICATION

A. In the United States only, MS agrees to defend, indemnify, and hold harmless MSP-ATEC from and against any and all damages, costs, and expenses, including reasonable attorneys' fees, incurred in connection with any claim that Microsoft Official Curriculum and any Instructor/Trainer Guidebooks or Lab diskettes infringe upon any United States, Australia, United Kingdom, Japan or European Union copyrights, provided that MSP-ATEC must immediately notify MS of any claim or threatened or actual suit and MSPATEC shall provide reasonable assistance to MS in its defense of such claims or suits, which defense shall be at MS' expense. Notwithstanding the foregoing, MS shall have no liability or obligation under this Subsection, where the claim of copyright infringement based on MSP-ATEC's (i) use of other than the then current release of the MOC received from MS and such claim would have been avoided by the use of the current release, and/or (ii) use of a combination of the MOC with a non-Microsoft program, data, or Supplemental Materials.

B. MSP-ATEC agrees to defend, indemnify, and hold harmless MS, its parent, subsidiaries, and affiliated companies from and against any and all damages, costs, and expenses, including reasonable attorneys fees, incurred in connection with MSP-ATEC's provision of MS Courses, the use of MOC in conjunction with Supplemental Materials and from the MSP-ATEC's (or any of its agents' or employees') acts or omission in connection with this ATEC Addendum.

12. RECORDS/AUDITS/ QUALITY ASSURANCE

During the Term, MS and/or its designated representatives, shall have full access to the MSP-ATEC's pertinent books and records and shall have the right to make copies of such materials as is reasonable to verify the MSP-ATEC's compliance with this Addendum. MS shall conduct such audits during the MSP-ATEC's normal business hours and, from time to time, as MS deems necessary. Additionally, during the Term, MS and/or its designated representative may audit the MSP-ATEC's MS Courses without notice. Audits may include a formal written critique of MSP-ATEC Trainer's product knowledge and delivery skills, and/or a review of the equipment and facilities. If MS determines, in its reasonable judgment, that MS Courses are not being delivered in a professional manner, MSP-ATEC is not providing an effective reaming environment and/or experience, or that facilities and equipment are not sufficient for quality training to occur, MS shall immediately notify MSP-ATEC in writing. If the defect is not cured within thirty (30) days, MS may terminate the ATEC Addendum in accordance with Section 3.

13. GENERAL

A. In the event of a conflict between this ATEC Addendum and the Agreement, this ATEC Addendum shall control. The terms of this ATEC Addendum shall supersede any conflicting terms in any purchase order.

1997 Microsoft Solution Provider Agreement (8/20/96) 1997 Microsoft ATEC Addendum (10/17/96) 1096 098-66709

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

B. Any MOC or MS Courses which MSP-ATEC distributes or provides to or on behalf of the United States of America, its agencies and/or instrumentalities (the "Government"), are provided to MSPATEC with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restriction as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause of DFAR 252.227-7013, or as set forth in the particular department or agency regulations or rules which provide MS protection equivalent to or greater than the above-cited clause. MSP-ATEC shall comply with any requirements of the Government to obtain such RESTRICTED RIGHTS protection, including without limitation, the placement of any restrictive legends on the product software, product documentation, and any agreements used in connection therewith. Manufacturer is Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399. Under no circumstances shall Microsoft be obligated to comply with any Governmental requirements regarding the submission of or the request for exemption from the submission of cost or pacing data or cost accounting requirements. For any distribution of the MOC or providing the MS Course(s) to the Government that would require compliance by Microsoft with Governmental requirements relating to cost or pricing data or cost accounting requirements, MSP-ATEC must obtain an appropriate waiver or exemption from such requirements for the benefit of Microsoft from the appropriate Government authority before the distribution of the MOC as or providing the MS Course(s) to the Government

C. Any terms and conditions of the Microsoft Solution Provider Agreement which are unamended by this ATEC Addendum shall remain in full force and effect.

D. The Agreement, this ATEC Addendum, ATEC Site Annex, the MSP-ATEC Program Guide, and the Final Invoice (ATEC) constitute the entire agreement between the parties with respect to the subject matter hereof and merges all prior discussions between them, and shall not be modified. Except as otherwise provided herein, none of the provisions of this ATEC Addendum shall be deemed to have been waived by any act or acquiescence on the part of Microsoft, its agents, or employees, but only by an instrument in writing signed by an authorized representative of Microsoft. No waiver of any provision of this Addendum shall constitute a waiver of any other provisions(s) or of the same provision on another occasion.

E. TO AGREE TO THE TERMS AND CONDITIONS OF THIS ATEC ADDENDUM INCLUDING BUT NOT LIMITED TO, THE ATEC SITE ANNEX, THE MSP-ATEC PROGRAM GUIDE, THE FINAL INVOICE
(ATEC) AND ANY OTHER APPLICABLE ANNEXES AND ADDENDUMS, AN AUTHORIZED REPRESENTATIVE OF THE MSP-ATEC MUST COMPLETE ALL REQUIRED INFORMATION AND SIGN, DATE, AND RETURN A PAPER COPY OF THE FINAL INVOICE (ATEC), AND THE SITE ANNEX (IF APPLICABLE), TOGETHER WITH A PAYMENT FOR THE APPROPRIATE FEES.

 . NOTE THAT NO BINDING AGREEMENT IS FORMED UNTIL MS HAS FINALLY APPROVED MSP-ATEC AS A MICROSOFT SOLUTION PROVIDER AUTHORIZED TECHNICAL EDUCATION CENTER. IN ADDITION, NOTE THAT NEITHER THE CASHING OF THE MSP-ATEC'S CHECK, NOR ACCEPTANCE OF PAYMENT OF FEES IN ANY MANNER WHATSOEVER, SHALL BE CONSIDERED "ACCEPTANCE" OF THESE AGREEMENTS BY MS. MS'S APPROVAL SHALL BE INDICATED BY MS' WRITTEN LETTER OF ACCEPTANCE WHICH SHALL BE SENT TO A NEW OR RENEWING MSP-ATEC WITHIN A WELCOME KIT.

 . NOTE THAT IN EUROPE, THE MSP INVOICE WILL BE DELIVERED TO THE APPLICANT OR RENEWING MSP AFTER THE BODY OF THIS AGREEMENT HAS BEEN RECEIVED.
Remember, Your Signature On The Final Invoice (ATEC) Indicates Your Acceptance Of The Terms And Conditions Of This Agreement. Keep This Agreement For Your Records.

1997 Microsoft Solution Provider Agreement (8120/96) 1997 Microsoft ATEC Addendum (10/17/96) 1086 098-66709

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